UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 12, 2005

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware              1-10651                           43-1455766
   (State or other     (Commission File Number)               (IRS Employer
    jurisdiction                                           Identification No.)
   of incorporation)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri   63017
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (636) 733-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

As disclosed in Item 5.02 of this Form 8-K,  effective  January 12, 2005, Pamela
G. Boone, 41, accepted the position of Vice President & Treasurer in lieu of her position of Vice President & Chief Financial Officer. Ms. Boone will be the acting Chief Financial Officer until the new Chief Financial Officer is named.

The Company entered into a severance agreement on May 11, 2004 ("Severance Agreement") that provides for, among other things, severance in the amount of 6 month base pay plus benefits for termination without "Cause", death, "Total Disability", or "Retirement", or by the employee without "Good Reason" (Cause, Total Disability, Retirement, and Good Reason as defined in the Severance Agreement which is attached hereto and incorporated by Reference) other than in a change-in-control situation. For termination in a change-in-control situation, the Severance Agreement provides for a payment of 2.5 times base salary plus bonus and benefits upon a termination within thirty (30) months following the change-in-control for other than Cause, death, Total Disability or Retirement, or by the executive without Good Reason. The Company has agreed to the principal terms of an addendum ("Addendum") to the Severance Agreement with Ms. Boone, which will be finalized in the near future, providing for, among other things, an increase in her severance benefit to eighteen months base pay plus benefits should she separate from service during the Transition Period without Cause, death, Total Disability, or Retirement, or by the Executive without Good Reason other than in a change-in-control situation. The Transition Period is the 180 day period following the earlier of March 15, 2005, or the appointment of a new Chief Financial Officer. All other provisions of the Severance Agreement are unaffected. Following the expiration of the Transition Period, the Addendum will become null and void, and the Severance Agreement will continue to remain in effect.

The text of the Severance Agreement is attached hereto as Exhibit 10.1 and incorporated by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 14, 2005, Maverick Tube Corporation (the "Company") issued a press release announcing the realignment of its Finance Department, effective January 12, 2005. As part of the realignment, Pamela G. Boone, 41, the Company's current Vice President and Chief Financial Officer, who will no longer serve as an executive officer, will take the position of Vice President and Treasurer. The Company will undertake a search for a Chief Financial Officer. Ms. Boone has agreed to remain as acting Chief Financial Officer until the new Chief Financial

Officer is named.

The text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits

         No.               Description
10.1 Severance Agreement, entered into as of May 11, 2004, by and between Maverick Tube Corporation and Pamela G. Boone
99.1     Text of press release dated January 14, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MAVERICK TUBE CORPORATION


Date:  January 14, 2005                 By: /s/ Joyce M. Schuldt
                                            --------------------
                                            Joyce M. Schuldt
                                            Vice President - Chief Legal Counsel
                                            and Assistant Secretary